Bruce R. Zirinsky                        Murray Drabkin
CADWALADER, WICKERSHAM & TAFT            HOPKINS & SUTTER
100 Maiden Lane                          888 Sixteenth Street, N.W.
New York, New York 10038                 Washington, D.C. 20006
Telephone (212) 504-6000                 Telephone (202) 835-8000

Mark C. Ellenberg                        Stephen E. Garcia
Peter M. Dodson                          HOPKINS & SUTTER
Steven J. Heim                           Three First National Plaza
CADWALADER, WICKERSHAM & TAFT            Chicago, Illinois 60602
1201 F Street, N.W., Suite 1100          Telephone (312) 558-6600
Washington, D.C. 20004
Telephone (202) 862-2200

Steven J. McCardell (2144)               Herschel J. Saperstein (A2861)
LEBOEUF, LAMB GREENE                     Weston L. Harris (A1387)
& MACRAE L.L.P.                          RAY QUINNEY & NEBEKER
136 South Main Street, #1000             79 South Main Street, Suite 500
Salt Lake City, Utah 84101               Salt Lake City, Utah 84124
Telephone (801) 320-6700                 Telephone   (801) 323-3333

Attorneys for the Debtor and Debtor in   Attorneys for the Official Committee
Possession                               of Bondholders


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                    IN THE UNITED STATES BANKRUPTCY COURT

                      DISTRICT OF UTAH, CENTRAL DIVISION

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In re:
                                      )
GENEVA STEEL COMPANY,                 )  Bankruptcy Case No. 99-21130 GEC
                                      )  (Chapter 11)
                                      )
    Debtor and Debtor in Possession.  )
    Tax ID # 93-0942346               )

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       ORDER CONFIRMING THIRD AMENDED PLAN OF REORGANIZATION, AS MODIFIED
       ------------------------------------------------------------------

      The First Amended Plan of Reorganization of Geneva Steel Company under chapter 11 of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq., dated August 24, 2000 having been filed by Geneva Steel Company and the Official Committee of Bondholders and having been transmitted to creditors and equity security holders; and

      The form of a Second Amended Plan of Reorganization having been filed with the Court on November 17, 2000; and

      The Third Amended Plan of Reorganization having been filed with the court on November 21, 2000 and the Plan having been modified at the hearing on confirmation held on November 21, 2000 (the "Plan"); and

      Good and sufficient notice of the hearing to consider confirmation of the Plan having been given, pursuant to Sections 1126, 1128 and 1129 of the Bankruptcy Code and Bankruptcy Rules 2002, 3017, 3018 and 3019; and

      It having been determined after hearing on notice that the Plan satisfies the requirements for confirmation set forth in 11 U.S.C. ss. 1129(a) and (b);

      NOW THEREFORE, IT IS ORDERED that:

      1. The Plan is hereby confirmed. A copy of the confirmed Plan is attached to this order as Exhibit A. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

      2. The Debtor is hereby authorized to take all steps necessary or appropriate to implement the Plan and the corporate reorganization transactions described in the Plan and Exhibit B to this order, including but not limited to, approval by this Order in lieu of the following: (a) approval by the Board of Directors and shareholders of Geneva Steel Company with respect to the Plan and Agreement of Merger between Geneva Steel Company and Geneva Steel Interim Corporation and (b) approval by the Board of Directors and shareholders of Geneva Steel Interim Corporation with respect to the Plan and Agreement of Merger among Geneva Steel Interim Corporation, Geneva Steel LLC and Geneva Steel Holdings Corp.

      3. Except as otherwise provided in the Plan, the Debtor and its successors in interest, effective on the Effective Date, are hereby discharged from any Claim and any "debt" (as the term is defined in section 101(12) of the Code) and the Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or non-liquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtor entered into or obligation of a Debtor prior to the Confirmation Date or from any conduct of the Debtor prior to the Confirmation Date, including, without limitation, all interest, if any, on any such Claim or debt, whether such interest accrued before or after the date of commencement of the Debtor's Case, and from any liability of a kind specified in sections 502(g), 502(h) and 502(i) of the Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Code, such Claim is allowed under section 502 of the Code, or the holder of such Claim has accepted the Plan.

      4. The Debtor's liability for any Claim is hereby limited to the amounts that the Debtor is required to pay pursuant to the Plan.

      5. The provisions of this Order shall not be severable and are mutually dependent.

      6. The recordation of any mortgages relating to any real properties of the Debtor transferred in connection with the Plan shall be free from any and all transfer tax.

      7. The recordation of the transfer of the Williams Farm Property to the Williams Farm Property Subsidiary and the transfer of the Iron Ore Mines to the Iron Ore Mines Subsidiary shall be free from any and all recordation and transfer taxes.

      8. The transfers of all the outstanding ownership interests in Vineyard Management Company and Vineyard Iron Company, from the Reorganized Debtor to the Holding Company are hereby authorized and approved.

      9. The new Exit Facility substantially in the form filed with Court is hereby approved and the Reorganized Debtor is hereby authorized to execute such other documents as the Exit Facility Lenders may reasonably require to effectuate the treatment afforded such lenders under the Exit Facility, including the creation of any liens in favor of such lenders granted thereby; provided, however that except as consented to by the Administrative Agent for the Exit Facility Lenders, the Court's retention of jurisdiction pursuant to this Order shall not govern the enforcement of the loan documents or any rights or remedies relating thereto.

      10. The Geneva Steel Holdings Corp. Rights Offering Memorandum, the Geneva Steel Holdings Corp. 2000 Stock Option Plan, the Option to Purchase Common Stock of Geneva Steel Holdings Corp., the Limited Liability Company Agreement of Geneva Steel LLC, the Amended and Restated Certificate of Incorporation of Geneva Steel Holdings Corp., the Amended and Restated By-Laws of Geneva Steel Holdings Corp., the Certificate of Designation for Class A Convertible Preferred Stock of Geneva Steel Holdings Corp. substantially in the form filed with the Court are hereby approved and the Reorganized Debtor is hereby authorized to execute such other documents as are reasonably required to effectuate the transactions contemplated thereby.

      11. The Plan Proponents have solicited acceptances of the Plan in good faith and in compliance with the Code and the Debtor and each of its affiliates, agents, directors, officers, and employees have participated in good faith and in compliance with the applicable provisions of the Code in the offer, issuance, sale and purchase of securities offered or sold under the Plan, and therefore are not liable for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale and purchase of securities under the Plan.

      12. The issuance of the New Common Stock, New Preferred Stock, New Subsidiary Stock, Equity Rights (including without limitation the issuance of shares of class A convertible preferred stock upon the exercise of such rights) and the equity securities of the Williams Farm Subsidiary and the Iron Ore Subsidiary under the Plan are exempt from federal and state security registration requirements as provided by 11 U.S.C. Section 1145.

      13. The Court shall retain exclusive jurisdiction of this case for the purposes set forth in the Plan, including without limitation, to adjudicate all controversies concerning the classification or allowance of claims, to make such Orders as are necessary or appropriate to aid the consummation of the Plan and to ensure the implementation of the provisions of the Plan and this Order in the manner provided under Section 1142 of the Code and Bankruptcy Rule 3020(d).

      14. The provisions of the Plan and this Order hereby are made binding upon the Debtor, and any and all holders of claims against or interests in the Debtor, whether or not such claim or interest is impaired under the Plan, and whether or not such holder of a claim has accepted or rejected the Plan.

      15. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order or otherwise, all Obligations (as hereinafter defined) of Debtor to Congress Financial Corporation ("Congress") and the rights, liens, priorities and all other protections provided to Congress under (i) the Order Pursuant to Section 364(c) of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure Authorizing Debtor to Obtain Post-Petition Financing, Granting Senior Liens and Priority Administrative Expense Status, Modifying the Automatic Stay, and Authorizing the Debtor to Enter into Agreements with Congress Financial Corporation, as Lender, which was entered by this Court on February 19, 1999 (the "DIP Financing Order") and (ii) the Financing Agreements (as defined in the DIP Financing Order) in connection with any loans, advances or other credit or financial accommodations made by Congress to Debtor on and/or after the Confirmation Date shall survive the confirmation of the Plan and continue in full force and effect on and after the Confirmation Date through and including the Effective Date. Upon the Effective Date, Debtor shall be, and hereby is, authorized to pay in full in cash to Congress all Obligations (as defined in the Financing Agreements) owing by Debtor to Congress under the DIP Financing Order and the Financing Agreements, and upon receipt by Congress of such payment and upon terms and conditions acceptable to Congress,
(i) the Financing Agreements shall be terminated (except for those provisions of the Financing Agreements which by their terms survive termination), (ii) all liens and security interests granted to Congress shall be cancelled and shall be of no further force and effect, (iii) Congress shall have no further obligation to make any loans, advances or provide any other credit or financial accommodations to Debtor or have any other duties or responsibilities in connection with the Financing Agreements and/or the DIP Financing Order; (iv) Congress, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (collectively, the "Releasees") shall be absolutely, unconditionally and irrevocably released and forever discharged from any and all obligations to Debtor and its successors and assigns, and from any and all claims, liabilities, actions or causes of actions Debtor and/or its successors, assigns or other legal representatives at any time had, has or hereafter can or may have against the Releasees in connection with or relating to the Financing Agreements and/or the DIP Financing Order, and (v) Congress shall be released, discharged and acquitted from, and shall have no obligation or liability to hold, reserve or otherwise fund, the Professional Fee Carve-Out (as defined in the DIP Financing Order), and Congress shall have no obligation or liability whatsoever to Debtor, any of the Professionals (as defined in the DIP Financing Order) or any other third party to pay, fund or otherwise satisfy the fees and expenses of such Professionals.

      16. Nothing in this Confirmation Order or the Plan releases any entity from any liability to the United States or the State of Utah under any police or regulatory statute enforceable by the United States or the State of Utah, as the owner or operator of property after the Effective Date, nor shall anything in the Confirmation Order or Plan discharge any claim of the United States or the State of Utah under environmental statutes that arises after confirmation of the Plan.

      17. Notwithstanding anything to the contrary in the Plan, the Plan does not effect an assumption or rejection of the agreements entitled "R/3 End-User License Agreement," "Professional Services Agreement" or any other agreement between SAP America, Inc. and Geneva.

      18. All claims relating to the Geneva Steel Union Employee Defined Benefit Plan (the "Geneva Pension Plan"), including contingent claims of the Pension Benefit Guaranty Corporation, shall be unaffected by the Plan, and no claims relating to the Geneva Pension Plan shall be deemed to have been discharged.

      19. The Debtor shall give to all creditors and parties in interest notice by mail of the entry of this Order in accordance with Rule 2002(f)(7) of the Rules of Bankruptcy Procedure and shall file a certificate evidencing such service.

      20. Nothing in this Order or in the Plan amends, modifies, limits, or in any way compromises the rights of Loomis Sayles & Co., L.P. ("Loomis") or the Debtor under the March 22, 2000 standby commitment letter. Loomis has withdrawn its objection to confirmation of the Plan and has waived its right, if any, to appeal this Order. Without limitation of the foregoing, it is understood that Loomis continues to assert that the Plan and all of its various exhibits and attachments are in form and substance unsatisfactory to Loomis, and that the Debtor reserves all rights to contest this assertion.

      21. Pursuant to Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, this confirmation order shall not be stayed and shall become effective immediately. Dated: Salt Lake City, Utah November 22, 2000

Dated:  Salt Lake City, Utah
        November 22, 2000


                                    BY THE COURT


                                      /s/ Glen E. Clark
                                    ----------------------------------
                                    UNITED STATES BANKRUPTCY JUDGE